Exhibit 10.2

2006 Base Salary Rates; 2005 Cash Bonus Amounts

The following table lists 2006 base salary rates and 2005 cash bonus amounts for our named executive officers.

Name and Title	Base Salary Rate	Cash Bonus Amount
Cameron Coburn Chairman, President and Chief Executive Officer	$200,000	$75,000

Larry W. Flowers Executive Vice President and Chief Credit Officer	130,000	35,000

Betty V. Norris Senior Vice President and Chief Financial Officer	135,000	35,000

Lynn M. Burney Senior Vice President and Chief Operations Officer	125,000	35,000